Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: 	Eaton Vance Mutual Funds Trust
	(the "Registrant")
	on behalf of Eaton Vance Tax-Managed Value
	Fund, Eaton Vance Tax-Managed Multi-Cap
	Growth Fund, Eaton Vance Short Duration
	Government Income Fund, Eaton Vance
	Floating-Rate & High Income Fund, Eaton
	Vance Floating-Rate Advantage Fund and Eaton
	Vance Floating-Rate Fund.
       	Registration File No.  811-04015

CIK No.  0000745463

Ladies and Gentlemen:

On behalf of the Registrant, transmitted herewith pursuant to Rule 30b1-1 under the Investment
Company Act of 1940, as amended, is an amendment to the Registrant's Annual Form N-SAR filing for the year ended October 31, 2016 (the "Amendment"). This
Amendment is being filed to reflect the signature in the internal control report of the Registrant's independent registered public accounting firm, which was not included in the Annual Form N-SAR filing that was made on December 30, 2016.

If you have any questions concerning the Amendment, please do not hesitate to contact me at (617) 672-8119.

Very truly yours,

/s/ James F. Kirchner

James F. Kirchner

Treasurer